Exhibit 4.1

RIGHTS AGREEMENT

By and Between
COMMERCIAL VEHICLE GROUP, INC.
and
COMPUTERSHARE TRUST COMPANY, N.A.
As Rights Agent

Dated as of May 21, 2009

i

Exhibits

Exhibit A.	Form of Certificate of Designation of Rights, Preferences and Privileges of Series A Preferred Shares

Exhibit B.	Form of Rights Certificate

Exhibit C.	Summary of Rights to Purchase Preferred Shares

ii

RIGHTS AGREEMENT
     This RIGHTS AGREEMENT (this “Agreement”), dated as of May 21, 2009, by and between COMMERCIAL VEHICLE GROUP, INC., a Delaware corporation (the “Company”), and COMPUTERSHARE TRUST COMPANY, N.A. (the “Rights Agent”).
     WHEREAS, on May 21, 2009 (the “Rights Dividend Declaration Date”), the Board of Directors of the Company (the “Board of Directors”) authorized and declared a dividend of one preferred share purchase right (each, a “Right”) for each share of common stock, par value $.01 per share, of the Company (the “Common Shares”) outstanding on June 1, 2009 (the “Record Date”), and further authorized the issuance of one Right (subject to adjustment) with respect to each Common Share issued (whether originally issued or delivered from the Company’s treasury) between the Record Date and the earlier of the Distribution Date, the Redemption Date and the Final Expiration Date (as such terms are defined herein), each Right initially representing the right to purchase one one-hundredth (subject to adjustment) of a share of Series A Preferred Shares, par value $0.01 per share, of the Company, having the rights, preferences and privileges set forth in the form of Certificate of Designation of Rights, Preferences and Privileges attached hereto as Exhibit A upon the terms and subject to the conditions set forth herein; provided, however that Rights may be issued with respect to Common Shares that shall become outstanding after the Distribution Date and prior to the Expiration Date in accordance with Section 22; and
     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto, intending to be legally bound hereby, agree as follows:
     Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:
          (a) “Acquiring Person” shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be or become the Beneficial Owner of 20% or more of the Voting Power of all shares of Voting Stock then outstanding, but shall not include (i) an Exempted Entity (as defined below) or (ii) a Grandfathered Stockholder (as defined below). Notwithstanding the foregoing,
               (i) No Person shall be deemed to be or shall become an “Acquiring Person” as the result of an acquisition of shares of Voting Stock by the Company which, by reducing the number of shares outstanding, increases the proportionate percentage of the total Voting Power represented by all shares of Voting Stock of the Company Beneficially Owned by such Person to 20% or more of the total Voting Power of the Voting Stock then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 20% or more of the total Voting Power of the Voting Stock then outstanding by reason of any redemption, repurchase or other acquisition by the Company of its capital stock and shall thereafter become the Beneficial Owner of any additional shares of Voting Stock (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Voting Stock or pursuant to a split or subdivision of the outstanding Voting Stock), then such Person shall be deemed to be an “Acquiring Person” (unless, upon becoming the Beneficial Owner of such additional shares, such Person does not Beneficially Own 20% or more of the Voting Power of the Voting Stock then outstanding); and

               (ii) If the Board of Directors determines in good faith that a Person who would otherwise be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently (including, without limitation, because (A) such Person was unaware that it Beneficially Owned a percentage of Voting Stock that would otherwise cause such Person to be an “Acquiring Person” or (B) such Person was aware of the extent of its Beneficial Ownership of Voting Stock but had no actual knowledge of the consequences of such Beneficial Ownership under this Agreement) and without any intention of changing or influencing control of the Company, then such Person shall not be deemed to be an “Acquiring Person” for any purposes of this Agreement unless and until such Person shall have failed to divest itself, as soon as practicable, if the Company so requests, of Beneficial Ownership of a sufficient number of shares of Voting Stock so that such Person would no longer otherwise qualify as an “Acquiring Person”;
               (iii) No Person shall become an “Acquiring Person” if any such Person who has become and is a Beneficial Owner of that number of shares of Voting Stock that would otherwise result in such Person being an “Acquiring Person” solely because (A) of a change in the aggregate number of shares of Voting Stock since the last date on which such Person acquired Beneficial Ownership of any shares of the Voting Stock, or (B) it acquired Beneficial Ownership of such shares of Voting Stock in the good faith belief that such acquisition would not (1) cause such Person’s Beneficial Ownership to be equal to or exceed 20% of the Voting Power of the Voting Stock then outstanding and such Person relied in good faith in computing the percentage of its Beneficial Ownership on publicly filed reports or documents of the Company that are inaccurate or out-of-date, or (2) otherwise cause a Distribution Date or the adjustment provided for in a Flip-In Event or Flip-Over Event to occur. Notwithstanding this clause (iii), if any Person that is not an Acquiring Person due to this clause (iii) does not reduce its percentage of Beneficial Ownership of the Voting Power of the Voting Stock then outstanding such that such Person’s Voting Power is less than 20% of the Voting Stock then outstanding by the Close of Business on the fifth Business Day after notice from the Company (the date on which such notice is first mailed or sent being the first day) that such person’s Beneficial Ownership of the Voting Power of the aggregate of all shares of Voting Stock of the Company then outstanding is equal to or exceeds 20%, such Person shall, at the end of such five Business Day period, become an Acquiring Person (and such clause (B) shall no longer apply to such Person);
               (iv) If a bona fide swaps dealer who would otherwise be an “Acquiring Person” has become so as a result of its actions in the ordinary course of its business that the Board of Directors determines in good faith were taken without the intent of evading or assisting any other Person to evade the purposes and intent of this Agreement, or otherwise seeking to control or influence the management or policies of the Company, then such Person shall not be deemed to be an “Acquiring Person” for any purposes of this Agreement; and
               (v) For purposes of this definition, the determination whether any Person acted in “good faith” shall be conclusively determined by the Board of Directors of the Company, acting by a vote of those directors of the Company whose approval would be required to redeem the Rights under this Agreement.
          (b) “Adjustment Shares” shall have the meaning set forth in Section 11(a) hereof.

          (c) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the Exchange Act Regulations, as is in effect on the date hereof; provided, however, that no Subsidiary of the Company, employee benefit plan of the Company or any Subsidiary of the Company, or Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan shall be deemed an Affiliate or Associate.
          (d) A Person shall be deemed the “Beneficial Owner” of, and shall be deemed to “Beneficially Own”, and to have “Beneficial Ownership” of any securities:
               (i) that such Person or any of such Person’s Affiliates or Associates beneficially owns, directly or indirectly, as determined pursuant to Rule 13d-3 of the Exchange Act Regulations as in effect on the date hereof (except to the extent contemplated by the provisos to Section 1(d)(ii)(B) below);
               (ii) that such Person or any of such Person’s Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time or upon the satisfaction of conditions) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “Beneficially Own”, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the Exchange Act and the Exchange Act Regulations, and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or
               (iii) that are Beneficially Owned, directly or indirectly, by any other Person (or any Affiliate or Associate of such Person) with which such Person (or any of such Person’s Affiliates or Associates) has any agreement, arrangement, or understanding, whether or not in writing (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), for the purpose of acquiring, holding, voting (except to the extent contemplated by the provisos to Section 1(d)(ii)(B) hereof) or disposing of any securities of the Company.
     Notwithstanding anything in this paragraph (d) to the contrary, (1) no Person shall be deemed the “Beneficial Owner” of, or to “Beneficially Own”, any (A) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange, (B) securities that may be issued upon exercise of Rights at any time prior to the occurrence of a Triggering Event or (C) securities that may be issued upon exercise of Rights from and after the occurrence of a Triggering Event, which Rights were acquired by such Person or any of such Person’s Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a) or Section 22 hereof or pursuant to Section 13 hereof in connection with an adjustment made with respect to any such Rights; and (2) the phrase “then outstanding,” when used with reference to a Person’s Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to Beneficially Own hereunder.
          (e) “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in New York City, New York are authorized or obligated by law or executive order to close.
          (f) “Certificate of Incorporation” means the Certificate of Incorporation of the Company, as amended, supplemented or restated from time to time.
          (g) “Close of Business” on any given date shall mean 5:00 p.m., New York City, New York time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 p.m., New York City, New York time, on the next succeeding Business Day.
          (h) “Closing Price” of any security on any given day shall be the last sale price, regular way, of such security or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, on the principal trading market on which such security is then traded.
          (i) “Common Shares”, when used with reference to the Company, shall mean shares of common stock, par value $0.01 per share, of the Company and any other class or classes or series of common stock of the Company resulting from any subdivision, combination, recapitalization or reclassification of shares of such common stock. “Common Shares”, when used with reference to any Person other than the Company, shall mean the capital stock (or, if such Person shall have no capital stock, the equity securities or other equity interest having power to control or direct the management of such Person) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.
          (j) “Company” means Commercial Vehicle Group, Inc., a Delaware corporation, subject to the terms of Section 12 hereof.
          (k) “Current Market Price” of any security on any given day shall be deemed to be the average of the daily Closing Prices per share or other trading unit of such security for ten (10) consecutive Trading Days (as hereinafter defined) immediately preceding such date; provided, however, that with respect to shares of capital stock, in the event that the current market price per share of the capital stock is determined during a period following the announcement of (i) a dividend or distribution on the capital stock payable in shares of such capital stock or securities convertible into shares of such capital stock (other than the Rights), or (ii) any subdivision, combination or reclassification of the capital stock, and prior to the expiration of the requisite ten (10) Trading Day period, as set forth above, after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then and in each such case, the “Current Market Price” shall be properly adjusted to take into account ex-dividend trading; and provided further that if the security is not publicly held or not so listed or traded, Current Market Price per share or other trading unit shall mean the fair value per share or other trading unit as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

          (l) “Current Value” shall have the meaning set forth in Section 11(b) hereof.
          (m) “Depositary Agent” shall have the meaning set forth in Section 7(c)(i) hereof.
          (n) “Distribution Date” shall have the meaning set forth in Section 3(a) hereof.
          (o) “Equivalent Preferred Shares” shall have the meaning set forth in Section 13(b) hereof.
          (p) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended and in effect on the date of this Agreement, and all references to any rule or regulation of the General Rules and Regulations under the Exchange Act shall be, except as otherwise specifically provided herein, to such rule or regulation as was in effect on the date of this Agreement.
          (q) “Exchange Act Regulations” shall mean the General Rules and Regulations promulgated under the Exchange Act.
          (r) “Exchange Ratio” shall have the meaning set forth in Section 24(a) hereof.
          (s) “Exempted Entity” shall mean (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit plan of the Company or any Subsidiary of the Company, and (iv) any trust fiduciary of other entity organized, appointed or established that holds Common Shares or other Voting Stock for or pursuant to the terms of any such employee benefit plan or for the purpose of funding any such plan or funding other employee benefits for employees of the Company or of any Subsidiary of the Company
          (t) “Expiration Date” shall have the meaning set forth in Section 7(a) hereof.
          (u) “Final Expiration Date” shall have the meaning set forth in Section 7(a) hereof.
          (v) “Flip-In Event” shall mean the event described in Section 11(a) hereof.
          (w) “Flip-Over Event” shall mean any of the events described in Section 12(a) hereof
          (x) “Grandfathered Stockholder” shall mean any Person who or which would otherwise be deemed an “Acquiring Person” upon the first public announcement of the adoption of this Agreement; provided, however, that any such Person shall cease to be a “Grandfathered Stockholder” at such time as such Person thereafter acquires Beneficial Ownership of any additional shares of Voting Stock (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Voting Stock or pursuant to a split or subdivision of the outstanding Voting Stock), and in the event that any Person (or its Affiliates or Associates) does so acquire Beneficial Ownership of additional shares of outstanding Voting Stock, then such Person shall be deemed an “Acquiring Person” (unless, upon becoming the Beneficial Owner of such additional shares, such Person is not then the Beneficial Owner of 20% or more of the Voting Power of the Voting Stock then outstanding).

          (y) “Nasdaq” shall mean the Nasdaq Stock Market, Inc.
          (z) “NYSE” shall mean the New York Stock Exchange, Inc.
          (aa) “Person” shall mean any individual, firm, corporation, partnership (general or limited), limited liability company, association, trust, unincorporated organization or other entity, any syndicate or group deemed to be a Person under Section 14(d)(2) of the Exchange Act, and shall include any successor (by merger or otherwise) of such entity.
          (bb) “Preferred Shares” shall mean shares of Series A Preferred Shares, par value $0.01 per share, of the Company.
          (cc) “Principal Party” shall have the meaning set forth in Section 12(b) hereof.
          (dd) “Purchase Price” shall have the meaning set forth in Section 7(b) hereof.
          (ee) “Record Date” shall have the meaning set forth in the recitals at the beginning of this Agreement.
          (ff) “Redemption Date” shall have the meaning set forth in Section 7(a) hereof.
          (gg) “Redemption Price” shall have the meaning set forth in Section 23(a) hereof.
          (hh) “Registered Common Shares” shall have the meaning set forth in Section 12(b)(ii) hereof.
          (ii) “Right” shall have the meaning set forth in the recitals at the beginning this Agreement.
          (jj) “Rights Agent” shall mean (i) Computershare Trust Company, N.A., (ii) its successor or replacement as provided in Section 19 and Section 21 hereof or (iii) any additional Person appointed pursuant to Section 2 hereof.
          (kk) “Rights Certificate” shall have the meaning set forth in Section 3(a) hereof.
          (ll) “Securities Act” shall mean the Securities Act of 1933, as amended and in effect on the date of this Agreement, and all references to any rule or regulation under the Securities Act shall be, except as otherwise specifically provided herein, to such rule or regulation as was in effect on the date of this Agreement.
          (mm) “Series A Preferred Shares” shall mean the shares of Series A Preferred Shares, par value $0.01 per share, of the Company.
          (nn) “Shares Acquisition Date” shall mean the first date of public announcement (including, without limitation, the filing or amendment of any report pursuant to Section 13(d) of the Exchange Act) by the Company or an Acquiring Person of facts indicating that an Acquiring Person has become such; provided, however, that if such Person is determined not to have become an

Acquiring Person pursuant to Section 1(a) hereof, then no Shares Acquisition Date shall be deemed to have occurred.
          (oo) “Subsidiary” shall mean, with reference to any Person, any other Person of which (1) a majority of the Voting Power of the Voting Securities or equity interests is Beneficially Owned, directly or indirectly, by such Person or otherwise controlled by such Person, or (2) an amount of Voting Securities or equity interests sufficient to elect at least a majority of the directors or equivalent governing body of such other Person is Beneficially Owned, directly or indirectly, by such Person or otherwise controlled by such first-mentioned Person.
          (pp) “Summary of Rights” shall have the meaning set forth in Section 3(b) hereof.
          (qq) “Trading Day” shall mean a day on which the principal national securities exchange on which a referenced security is listed or admitted to trading is open for the transaction of business or, if the referenced security is not listed or admitted to trading on any national securities exchange, a Business Day.
          (rr) “Triggering Event” shall mean any Flip-In Event or any Flip-Over Event.
          (ss) “Trust” shall have the meaning set forth in Section 24(a) hereof.
          (tt) “Trust Agreement” shall have the meaning set forth in Section 24(a) hereof.
          (uu) “Unit” shall have the meaning set forth in Section 7(b) hereof.
          (vv) “Voting Power” when used with reference to the Voting Securities of any Person shall mean the number of votes (whether cast in person, by proxy, or by written consent) entitled (1) to be cast generally in the election of directors or members of the governing body of such Person (if such person is a corporation or is managed by or under the direction of a governing body performing functions and having obligations similar to those of a corporate board of directors), or (2) to participate in the management and control of such Person (if such Person is not a corporation and is not managed by or under the direction of a governing body performing functions and having obligations similar to those of a corporate board of directors).
          (ww) “Voting Securities” when used in reference to any Person, shall mean the outstanding capital stock, equity interest, or other voting securities of such Person, in each case entitling the holder thereof (1) to cast votes, in person or by proxy, or to act by written consent, in the election of directors or members of the governing body of such Person (if such person is a corporation or is managed by or under the direction of a governing body performing functions and having obligations similar to those of a corporate board of directors), or (2) to participate in the management and control of such Person (if such Person is not a corporation and is not managed by or under the direction of a governing body performing functions and having obligations similar to those of a corporate board of directors).
          (xx) “Voting Stock” shall mean the Common Shares, the Preferred Shares, and any other class or series of securities or Voting Securities of the Company entitled to vote generally, together with the Common Shares, (1) to be cast generally in the election of directors or members of the governing body of the Company or (2) to participate in the management and control of the Company.
          (yy) “Whole Board” shall mean the total number of directors which the Company would have if there were no vacancies.
     Any determination required by the definitions contained in this Section 1 shall be made by the Board of Directors of the Company in its good faith judgment, which determination shall be final and binding on the Rights Agent.
     Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable, upon ten days’ prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such Co-Rights Agent.
     Section 3. Issuance of Rights Certificates.
          (a) Until the earlier of (i) the Close of Business on the tenth (10th) Business Day after the Shares Acquisition Date or (ii) the Close of Business on the tenth (10th) Business Day (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) after the date that a tender or exchange offer by any Person (other than an Exempted Entity) is first published or sent or given within the meaning of Rule 14d-2 of the Exchange Act Regulations or any successor rule if, upon consummation thereof, such Person would become an Acquiring Person (the earlier of (i) and (ii) being herein referred to as the “Distribution Date”), (x) the Rights will be evidenced (subject to the provisions of Section 3(b) and Section 3(c) hereof) by the certificates for Common Shares of the Company (or the book entry credits that represent the Common Shares of the Company) registered in the names of the holders thereof (which certificates or book-entry credits shall be deemed also to be certificates for Rights) and not by separate certificates, and (y) the Rights will be transferable only in connection with the transfer of the underlying Common Shares of the Company (including a transfer to the Company). As soon as practicable after the Distribution Date, the Company shall notify the Rights Agent thereof and shall prepare and execute, and the Rights Agent shall countersign and send by first-class, insured, postage-prepaid mail, to each record holder of Common Shares of the Company as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more rights certificates, in substantially the form of Exhibit B hereto (the “Rights Certificates”), evidencing one Right for each Common Share so held, subject to adjustment as provided herein. In the event that an adjustment in the number of Rights per Common Share has been made pursuant to Sections 11, 12 or 13 hereof, at the time of distribution of the Rights Certificates, the Company may make the necessary and appropriate rounding adjustments (in accordance with Section 14 hereof) so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights shall be evidenced solely by such Rights Certificates.
          (b) The Company shall send, as promptly as practicable after the date hereof, a copy of a Summary of Rights to Purchase Preferred Shares, in substantially the form attached hereto as Exhibit C hereof (the “Summary of Rights”), by first-class, postage, prepaid mail to each record holder of Common Shares as of the Close of Business on the Record Date, at the address of such holder shown on the books of the Company. With respect to certificates for outstanding Common Shares of the Company (or book-entry credits that represent Common Shares of the Company), until the Distribution Date, the Rights will be evidenced by such certificates (or book-entry credits) and the registered holders of the Common Shares shall also be the registered holders of the associated Rights. Until the earlier of the Distribution Date or the Expiration Date), the transfer of any certificate for Common Shares of the Company or any book-entry credit that represents Common Shares of the Company, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Shares represented thereby.
          (c) Rights shall, without any further action, be issued in respect of all Common Shares of the Company that are issued (including any Common Shares held in treasury) after the date hereof but prior to the earlier of the Distribution Date or the Expiration Date. Certificates representing such Common Shares issued after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date shall also be deemed to be certificates for Rights, and shall bear the following legend:
“THIS CERTIFICATE ALSO EVIDENCES AND ENTITLES THE HOLDER HEREOF TO CERTAIN RIGHTS AS SET FORTH IN A RIGHTS AGREEMENT, DATED AS OF MAY 21, 2009, AS IT MAY FROM TIME TO TIME BE SUPPLEMENTED OR AMENDED OR RESTATED, BETWEEN COMMERCIAL VEHICLE GROUP, INC. (THE “COMPANY”) AND THE RIGHTS AGENT THEREUNDER (THE “RIGHTS AGREEMENT”), THE TERMS OF WHICH ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, SUCH RIGHTS WILL BE EVIDENCED BY SEPARATE CERTIFICATES AND WILL NO LONGER BE EVIDENCED BY THIS CERTIFICATE. THE COMPANY WILL MAIL TO THE HOLDER OF THIS CERTIFICATE A COPY OF THE RIGHTS AGREEMENT, AS IN EFFECT ON THE DATE OF MAILING, WITHOUT CHARGE AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR. UNDER CERTAIN CIRCUMSTANCES SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS ISSUED TO, OR HELD BY, ANY PERSON WHO IS, WAS OR BECOMES AN ACQUIRING PERSON OR ANY AFFILIATE OR ASSOCIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT), WHETHER CURRENTLY HELD BY OR ON BEHALF OF SUCH PERSON OR BY ANY SUBSEQUENT HOLDER, MAY BECOME NULL AND VOID.”
     With respect to any uncertificated Common Shares registered in book-entry form, notice of such legend shall be delivered to the registered holder of such shares in accordance with applicable law. With respect to such certificates containing the foregoing legend (or any notice of the foregoing legend delivered to holders of book-entry shares, until the earlier of the Distribution Date or the Expiration Date, the Rights associated with the Common Shares of the Company represented by such certificates (or book-entry credits) shall be evidenced by such certificates alone, and registered holders of the Common Shares shall also be the registered holders of the associated Rights, and the transfer of any such certificate (or book-entry shares) shall also constitute the transfer of the Rights associated with the Common Shares of the Company represented by such certificate (or book-entry credits). In the event that the Company purchases or otherwise acquires any Common Shares after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares which are no longer outstanding. Notwithstanding this paragraph (c), neither the omission of a legend nor the failure to deliver the notice of such legend required hereby shall affect the enforceability of any part of this Agreement or the rights of any holder of the Rights.
     Section 4. Form of Rights Certificates.
          (a) The Rights Certificates (and the forms of election to purchase and of assignment to be printed on the reverse thereof) shall each be substantially in the form set forth in Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or stock market on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of this Agreement, including Sections 7, 11, 12, 13, 22 and 24 hereof, the Rights Certificates, whenever distributed, shall be dated as of the Record Date (or, in the case of Rights issued with respect to Common Shares issued by the Company after the Record Date, as of the date of issuance of such Common Shares) and on their face shall entitle the holders thereof to purchase such number of one one-hundredths of a Preferred Share as shall be set forth therein at the Purchase Price, but the number or type of such one one-hundredth of the Preferred Share or other securities, cash or other assets purchasable upon the exercise thereof and the Purchase Price thereof shall be subject to adjustment as provided herein.
          (b) Any Rights Certificate issued pursuant hereto that represents Rights beneficially owned by: (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and who receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person (or any such Associate or Affiliate) or to any Person with whom such Acquiring Person (or any such Associate or Affiliate) has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of Section 7(e) hereof, shall contain (to the extent feasible) the following legend:
“THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINE IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(E) OF THE RIGHTS AGREEMENT.”

     Section 5. Countersignature and Registration.
          (a) The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, its President, its Chief Executive Officer, or any of its Vice Presidents, either manually or by facsimile signature, and shall have affixed thereto the Company’s seal or a facsimile thereof, which shall be attested by its Secretary or any of its Assistant Secretaries, either manually or by facsimile signature. The Rights Certificates shall be countersigned by the Rights Agent, either manually or by facsimile signature, and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before counter-signature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agents and issued and delivered by the Company with the same force and effect as though the Person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificate may be signed on behalf of the Company by any Person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Agreement any such Person was not such an officer.
          (b) Following the Distribution Date, the Rights Agent shall keep or cause to be kept, at its office designated as the appropriate place for surrender of Rights Certificates upon exercise or transfer, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the date of each of the Rights Certificates.
     Section 6. Transfer, Split Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates.
          (a) Subject to the provisions of Sections 4(b), 7(e), 14 and 24 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the Expiration Date, any Rights Certificate or Certificates (other than Rights Certificates representing Rights that have become null and void pursuant to Section 7(e) hereof) may be transferred, split up, combined or exchanged for another Rights Certificate or Certificates, entitling the registered holder to purchase a like number of one one-hundredths of a Preferred Share (or, following a Triggering Event, other securities, cash or other assets, as the case may be) as the Rights Certificate or Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Certificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have completed and executed the certificate set forth in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) of the Rights represented by such Rights Certificate or Affiliates or Associates thereof as the Company shall reasonably request; whereupon the Rights Agent shall, subject to the provisions of Sections 4(b), 7(e), 14 and 24 hereof, countersign and deliver to the Person entitled thereto a Rights

Certificate or Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.
          (b) Subject to the provisions of this Agreement, at any time after the Distribution Date and prior to the Expiration Date, upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company’s request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate, if mutilated, the Company shall execute and deliver a new Rights Certificate of like tenor to the Rights Agent for delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.
     Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights.
          (a) Subject to Sections 7(e), 9, 23 and 24 hereof, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein), in whole or in part, at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price for the number of one one-hundredths of a Preferred Share (or, following a Triggering Event, other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercisable, at or prior to the earliest of (i) the Close of Business on May 20, 2019 (the “Final Expiration Date”), (ii) the time at which such Rights are redeemed as provided in Section 23 hereof (the “Redemption Date”), or (iii) the time at which such Rights are exchanged as provided in Section 24 hereof (the “Exchange Date”) (the earliest of (i), (ii) and (iii) referred to herein as the “Expiration Date”).
          (b) The Purchase Price for each one one-hundredth of a Preferred Share issuable pursuant to the exercise of a Right shall initially be $10.00, shall be subject to adjustment from time to time as provided in Sections 11, 12 and 13(a) hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below. Each one one-hundredth of a Preferred Share may be referred to herein as a “Unit” of Preferred Shares.
          (c) (i) Subject to Section 14 hereof, following the Distribution Date, the Company may (at the direction of the Board of Directors) deposit with a corporation in good standing organized under the laws of the United States or any State of the United States, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority (the “Depositary Agent”) certificates representing the shares of Preferred Shares that may be acquired upon exercise of the Rights and may cause such Depositary Agent to enter into an agreement pursuant to which the Depositary Agent shall issue receipts representing interests in the shares of Preferred Shares so deposited.
               (ii) Except as otherwise provided herein, upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase and the certificate duly executed, accompanied by payment of the Purchase Price for the Units of Preferred Shares (or,

following a Triggering Event, other securities, cash or other assets, as the case may be) to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Rights Certificates in accordance with Section 9 hereof in cash, or by certified bank check, cashier’s check or money order payable to the order of the Company, the Rights Agent shall, subject to Section 20(k) hereof, thereupon promptly (i)(A) requisition from any transfer agent of the Preferred Shares certificates for the number of Preferred Shares to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company shall have elected to deposit the total number of Preferred Shares issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of one one-hundredths of a Preferred Share as are to be purchased (in which case certificates for the Preferred Shares represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company hereby directs the depositary agent to comply with such request, (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of fractional Preferred Shares in accordance with Section 14 hereof, (iii) promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, and (iv) after receipt thereof, promptly deliver such cash, if any, to or upon the order of the registered holder of such Rights Certificate. In the event that the Company is obligated to issue Common Shares or other securities of the Company, pay cash, and/or distribute other property pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such Common Shares, other securities, cash, and/or other property is available for distribution by the Rights Agent, if and when necessary to comply with this Agreement. The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11 hereof) may be made in cash or by certified or bank check or money order payable to the order of the Company.
          (d) Except as otherwise provided herein, in the event that the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holders, subject to the provisions of Sections 6 and 14 hereof.
          (e) Notwithstanding anything in this Agreement to the contrary, from and after the time any Person becomes an Acquiring Person, any Rights Beneficially Owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or any such Associate or Affiliate) to holders of equity interests in such Acquiring Person (or any such Associate or Affiliate) or to any Person with whom the Acquiring Person (or any such Associate or Affiliate) has any agreement, arrangement or understanding regarding the transferred Rights, Voting Stock or the Company, or (B) a transfer that the Board of Directors has determined to be part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), shall be null and void without any further action, and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement, the Rights Certificates or otherwise (including, without limitation, rights and preferences pursuant to Sections 7, 11, 12, 13, 14, 23 and 24 hereof). The Company shall use reasonable efforts to ensure that the provisions of this Section 7(e) and of Section 4(b) hereof are complied with, but neither the Company nor the Rights Agent shall have any liability to any holder of Rights or any other Person as a result of its failure to make any determination under this Section 7(e) or under Section 4(b) hereof with respect to any Acquiring Person or any of its Associates or Affiliates or transferees.
          (f) Notwithstanding anything in this Agreement or the Rights Certificates to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of Rights upon the occurrence of any purported transfer or exercise of Rights by such registered holder unless such registered holder shall have (i) completed and executed the certificate contained in the form of assignment or election to purchase set forth on the reverse side of the Rights Certificate surrendered for such assignment or exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) of the Rights represented by such Rights Certificate or Affiliates or Associates thereof as the Company shall reasonably request.
     Section 8. Cancellation and Destruction of Rights Certificates. All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Rights Certificates, and in such case shall deliver a certificate confirming the destruction thereof to the Company.
     Section 9. Reservation and Availability of Preferred Shares.
          (a) The Company shall cause to be reserved and kept available out of its authorized and unissued Preferred Shares (and, following the occurrence of a Triggering Event, out of its authorized and unissued Common Shares and/or other securities) or out of any authorized and unissued shares held in its treasury, the number of Preferred Shares (and, following the Triggering Event, Common Shares and/or other securities) that, as provided in this Agreement, will be sufficient to permit the exercise in full of all outstanding Rights.
          (b) So long as the Preferred Shares (or Common Shares and/or other securities, as the case may be) issuable upon the exercise of Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on any national securities exchange. The Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.
          (c) The Company shall take all such action as may be necessary to ensure that all Preferred Shares (or Common Shares and/or other securities, as the case may be) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such Preferred Shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.
          (d) The Company shall use its best efforts to (i) file, as soon as practicable following the earlier of the Distribution Date or as soon as is required by law a registration statement under the Securities Act, with respect to the Preferred Shares or other securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such Preferred Shares or other securities, or (B) the Expiration Date. The Company shall also take such action as may be appropriate under, or to ensure compliance with, the securities or any applicable “blue sky” laws of the various states and other jurisdictions in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed ninety (90) days after the date set forth in clause (i) of the first sentence of this paragraph, the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective and to take such actions under such other securities or blue sky laws and permit them to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification in such jurisdiction shall not have been obtained or the exercise thereof shall not be permitted under applicable law or a registration statement shall not have been declared and remain effective.
          (e) The Company shall pay when due and payable any and all transfer taxes and charges which may be payable in respect of the issuance or delivery of the Rights Certificates or of any Preferred Shares (or Common Shares or other securities of the Company, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax or charge which may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or the issuance or delivery of certificates or depository receipts for the Preferred Shares (or Common Shares or other securities of the Company, as the case may be) in a name other than that of, the registered holder of the Rights Certificate evidencing Rights surrendered for exercise or to issue or deliver any certificates or depository receipts for Preferred Shares (or Common Shares or other securities of the Company, as the case may be) upon the exercise of any Rights until any such transfer tax or charge shall have been paid (any such transfer tax or charge being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company’s satisfaction that no such transfer tax or charge is due.
     Section 10. Preferred Shares Record Date. Each Person in whose name any certificate for a number of Units of Preferred Shares (or, following the occurrence of a Triggering Event, Common Shares or other securities of the Company) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares (or, following the occurrence of a Triggering Event, Common Shares or other securities of the Company) represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes and charges) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Shares (or, following the occurrence of a Triggering Event, Common Shares or other securities of the Company) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Shares (or, following the occurrence of a Triggering Event, Common Shares or other securities of the Company) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a stockholder of the Company with respect to securities for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.
     Section 11. The Flip-In. The Purchase Price, the number and kind of securities covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.
          (a) Subject to the provisions of the following subparagraph (b) and Section 23 and Section 24 hereof, in the event any Person becomes an Acquiring Person, each holder of a Right (which shall not include Rights which have become null and void pursuant to the provisions of Section 7(e) hereof) shall thereafter have a right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, in lieu of Preferred Shares, such number of Common Shares of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the then number of one one-hundredths of a Preferred Share for which a Right is then exercisable and dividing that product by (y) 50% of the Current Market Price per share of the Common Shares on the date of the occurrence of such event (such number of shares being herein referred to as the “Adjustment Shares”).
          (b) In the event that there shall not be sufficient issued but not outstanding and authorized but unissued Common Shares to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (a), the Company shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exercise of the Rights; provided, however, if the Company is unable to cause the authorization of a sufficient number of additional Common Shares, then, in the event the Rights become so exercisable, the Company, with respect to each Right and to the extent necessary and permitted by applicable law and any agreements or instruments in effect on the date hereof to which it is a party shall, upon the exercise of such Rights, (i) pay an amount in cash equal to the excess of (A) the product of (1) the number of Adjustment Shares, multiplied by (2) the Current Market Price of the Common Shares (such product being herein referred to as the “Current Value”), over (B) the Purchase Price, in lieu of issuing Common Shares and requiring payment therefor, or (ii) issue debt or equity securities, or a combination thereof, having a value equal to the Current Value, where the value of such securities shall be determined by the Board of Directors based upon the advice of a nationally recognized investment banking firm selected by the Board of Directors, and require the payment of the Purchase Price, or (iii) deliver any combination of cash, property, Common Shares and/or other securities having the requisite value, and require payment of all or any requisite portion of the Purchase Price. If the Company elects to seek authorization of additional Common Shares as provided in this paragraph (b) or, to the extent that the Company determines that some action need be taken pursuant to clauses (i), (ii), or (iii) of the proviso of this subparagraph (b), a majority of the Whole Board may suspend the exercisability of the Rights for a period of up to ninety (90) days following the date on which the Flip-In Event shall have occurred, in order to seek authorization of such additional Common Shares or to decide the appropriate form of distribution to be made pursuant to the above proviso and to determine the value thereof. In the event of any suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at the time the suspension is no longer in effect.
     Section 12. The Flip-Over. The Purchase Price, the number and kind of securities covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 12.
          (a) In the event that, following the Distribution Date, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any other Person, (y) any Person shall consolidate with the Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Common Shares shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (z) the Company shall sell, mortgage or otherwise transfer (or one or more of its Subsidiaries shall sell, mortgage or otherwise transfer), in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons, then, and in each such case, (i) each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of freely tradable Common Shares of the Principal Party, free and clear of any lien, encumbrance or other adverse claim, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable (or the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to the occurrence of the Flip-In Event if a Flip-In Event has previously occurred) and dividing that product by (2) 50% of the Current Market Price per share of the Common Shares of such Principal Party on the date of consummation of the Flip-Over Event; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of the Flip-Over Event, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term “Company” shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 13 hereof shall apply to such Principal Party; (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its Common Shares thereafter deliverable upon the exercise of the Rights; and the provisions of Section 11 hereof shall be of no effect following the first occurrence of any Flip-Over Event.
          (b) “Principal Party” shall mean:
               (i) In the case of any transaction described in clause (x) or (y) of the first sentence of Section 12(a), (A) the Person that is the issuer of any securities into which Common Shares of the Company are converted in such merger or consolidation, or, if there is more than one such issuer, the issuer of Common Shares that has the highest aggregate Current Market Price and (B) if no securities are so issued, the Person that is the other party to such merger or consolidation, or, if there is more than one such Person, the Person the Common Shares of which has the highest aggregate Current Market Price; and
               (ii) In the case of any transaction described in clause (z) of the first sentence of Section 12(a), the Person that is the party receiving the largest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power transferred pursuant to such transaction or transactions or if the Person receiving the largest portion of the assets or earning power cannot be determined, whichever Person the Common Shares of which has the highest aggregate Current Market Price; provided, however, that in any such case, (1) if the Common Shares of such Person are not at such time and have not been continuously over the preceding twelve-month period registered under Section 12 of the Exchange Act (“Registered Common Shares”), of such Person is not a corporation, and such Person is a direct or indirect Subsidiary of another Person that has Registered Common Shares outstanding, “Principal Party” shall refer to such other Person; (2) if the Common Shares of such Person are not Registered Common Shares or such Person is not a corporation, and such Person is a direct or indirect Subsidiary of another Person but is not a direct or indirect Subsidiary of another Person which has Registered Common Shares outstanding, “Principal Party “ shall refer to the ultimate parent entity of such first-mentioned Person; (3) if the Common Shares of such Person are not Registered Common Shares or such Person is not a corporation, and such Person is directly or indirectly controlled by more than one Person, and one or more of such other Persons have Registered Common Shares outstanding, “Principal Party” shall refer to whichever of such other Persons is the issuer of the Registered Common Shares having the highest aggregate Current Market Price; and (4) if the Common Shares of such Person are not Registered Common Shares or such Person is not a corporation, and such Person is directly or indirectly controlled by more than one Person, and none of such other Persons have Registered Common Shares outstanding, “Principal Party” shall refer to whichever ultimate parent entity is the corporation having the greatest stockholders’ equity or, if no such ultimate parent entity is a corporation, shall refer to whichever ultimate parent entity is the entity having the greatest net assets.
          (c) In the event that the Principal Party which is to be a party to a transaction referred to in this Section 12 has a provision in any of its authorized securities or in its certificate of incorporation or by-laws or other instrument governing its corporate affairs, which provision would have the effect of (i) causing such Principal Party to issue, in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 12, Common Shares of such Principal Party at less than the then Current Market Price per share or securities exercisable for, or convertible into, Common Shares of such Principal Party at less than such then Current Market Price (other than to holders of Rights pursuant to this Section 12) or (ii) providing for any special payment, tax or similar provisions in connection with the issuance of the Common Shares of such Principal Party pursuant to the provisions of this Section 12; then, in such event, the Company shall not consummate any such transaction unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been cancelled, waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation or the proposed transaction.
          (d) The Company shall not consummate any Flip-Over Event or any other consolidation, merger, sale or transfer unless the Principal Party shall have a sufficient number of its authorized Common Shares which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 12 and unless, prior thereto, the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 12 and further providing that, as soon as practicable after the date of such Flip-Over Event, the Principal Party shall:
               (i) prepare and file a registration statement under the Securities Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and shall use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date;
               (ii) take all such other action as may be necessary to enable the Principal Party to issue the securities purchasable upon exercise of the Rights, including but not limited to the registration or qualification of such securities under all requisite securities laws of jurisdictions of the various states and the listing of such securities on such exchanges and trading markets as may be necessary or appropriate; and
               (iii) deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration and Form 10 (or any successor form) under the Exchange Act.
          (e) The provisions of this Section 12 shall similarly apply to successive Flip-Over Events, mergers, consolidations, sales or other transfers. In the event that a Flip-Over Event shall occur at any time after the occurrence of a Flip-In Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in a manner described in Section 12 (a).
     Section 13. Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights. The Purchase Price, the number and kind of securities covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 13.
          (a) In the event that the Company shall, at any time after the date of this Agreement, (i) declare a dividend on the Preferred Shares payable in Preferred Shares, (ii) subdivide the outstanding Preferred Shares, (iii) combine the outstanding Preferred Shares into a smaller number of Preferred Shares or (iv) issue any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 13(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of Preferred Shares or other shares of capital stock, as the case may be, issuable on such date upon exercise of the Rights, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of Preferred Shares or other shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Shares (or following the occurrence of a Triggering Event, other securities of the Company) transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. If an event occurs which would require an adjustment under both Section 11(a) and Section 13(a) hereof, the adjustment provided for in this Section 13(a) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a) hereof.
          (b) In the event the Company shall fix a record date for the issuance of rights (other than the Rights), options or warrants to all holders of Preferred Shares entitling them to subscribe for or purchase (for a period expiring within 45 calendar days after such record date) Preferred Shares (or shares having substantially the same rights, privileges and preferences as the Preferred Shares (“Equivalent Preferred Shares”)) or securities convertible into Preferred Shares or Equivalent Preferred Shares at a price per Preferred Share or Equivalent Preferred Share (or having a conversion price per share, if a security convertible into Preferred Shares or Equivalent Preferred Shares) less than the Current Market Price per share of the Preferred Shares or Equivalent Preferred Shares on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the sum of the number of Preferred Shares outstanding on such record date plus the number of Preferred Shares which the aggregate offering price of the total number of Preferred Shares and/or Equivalent Preferred Shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price, and the denominator of which shall be the number of Preferred Shares and/or Equivalent Preferred Shares outstanding on such record date plus the number of additional Preferred Shares and/or Equivalent Preferred Shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In the event such subscription price may be paid by delivery of consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Preferred Shares owned by or held for the account of the Company or any Subsidiary of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.
          (c) In the event that the Company shall fix a record date for a distribution to all holders of Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, cash (other than a regular quarterly cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in Preferred Shares but including any dividend payable in stock other than Preferred Shares) or subscription rights or warrants (excluding those referred to in Section 13(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price per share of the Preferred Shares on such record date, less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights) of the cash, assets or evidences of indebtedness to be distributed or of such subscription rights or warrants applicable to one Preferred Share, and the denominator of which shall be such current market price per share of the Preferred Shares; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.
          (d) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) of the Purchase Price; provided, however, that any adjustments which by reason of this Section 13(d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 13 shall be made to the nearest cent or to the nearest one-millionth (0.000001) of a Preferred Share or ten-thousandth (0.0001) of any other share or security, as the case may be. Notwithstanding the first sentence of this Section 13(e), any adjustment required by this Section 13 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the Expiration Date.
          (e) If, as a result of an adjustment made pursuant to Section 11(a) or Section 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred Shares, thereafter the number of such other shares so receivable upon exercise of any Rights and the Purchase Price thereof shall be subject to adjustment from to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in Sections 13(a), (b) and (c), and the provisions of Sections 7, 9, 10, 12 and 14 hereof with respect to the Preferred Shares shall apply on like terms to any such other shares.
          (f) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hundredths of a Preferred Share (or other securities or amount of cash or combination thereof) purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.
          (g) Unless the Company shall have exercised its election as provided in Section 13(h) hereof, upon each adjustment of the Purchase Price as a result of the calculations made in Section 13(b) and (c) hereof, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredths of a Preferred Share (calculated to the nearest one one-millionth (0.000001) of a Preferred Share) obtained by (i) multiplying (x) the number of one one-hundredths of a Preferred Share covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

          (h) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of one one-hundredths of a Preferred Share purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 13(h), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price), and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.
          (i) Irrespective of any adjustment or change in the Purchase Price or the number of one one-hundredths of a Preferred Share issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per one one-hundredth of a Preferred Share and the number of one one-hundredths of a Preferred Share which were expressed in the initial Rights Certificates issued hereunder.
          (j) Before taking any action that would cause an adjustment reducing the Purchase Price below one one-hundredth of the then par value, if any, of the Preferred Shares issuable upon exercise of the Rights, the Company shall taken any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Preferred Shares at such adjusted Purchase Price.
          (k) In any case in which this Section 13 shall require that an adjustment in the Purchase Price be made effective as of a record date of a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date of the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional Preferred Shares or other capital stock or securities upon the occurrence of the event requiring such adjustment.

          (l) Anything in this Section 13 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 13, as and to the extent it, in the good faith judgment of the Board of Directors of the Company, shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Shares, (ii) issuance wholly for cash of any of Preferred Shares at less than the Current Market Price, (iii) issuance wholly for cash of Preferred Shares or securities which by their terms are convertible into or exchangeable for Preferred Shares, (iv) stock dividends on Preferred Shares, or (v) issuance of rights, options or warrants referred to in this Section 13, hereafter made by the Company to holders of its Preferred Shares, shall not be taxable to such stockholders.
          (m) The Company shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 13(o) hereof), (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 13(o) hereof), or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 13(o) hereof), if at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights; provided, however, that this Section 13(m) shall not affect the ability of any Subsidiary of the Company to consolidate with, merge with or into, or sell or transfer assets or earning power to, any other Subsidiary of the Company.
          (n) After the Distribution Date, the Company shall not, except as permitted by Section 23, 24, 26 or 27 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.
          (o) Whenever an adjustment is made as provided in Sections 11, 12 or 13 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment, and a brief statement of the facts and computations accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Common Shares and the Preferred Shares a copy of such certificate and (c) if such adjustment occurs at any time after the Distribution Date, mail a brief summary thereof to each holder of a Rights Certificate in accordance with Section 25 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such certificate.
     Section 14. Fractional Rights and Fractional Shares.
          (a) The Company shall not be required to issue fractions of Rights or to distribute Rights Certificates which evidence fractional Rights. In lieu of such fractional Rights, the Company shall pay to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the

Current Market Price of a whole Right of a whole Right as of the date on which such fractional Rights would have been otherwise issuable.
          (b) The Company shall not be required to issue fractions of Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share) upon exercise of the Rights or to distribute certificates which evidence fractional Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share). Subject to Section 7(c) hereof, fractions of Preferred Shares in integral multiples of one one-hundredth of a Preferred Share may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a Depositary Agent selected by it. In lieu of fractional Preferred Shares that are not integral multiples of one one-hundredth of a Preferred Share, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the Current Market Price of one Preferred Share as of the date of such exercise.
          (c) The holder of a Right, by the acceptance of such Right, expressly waives such holder’s right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 14.
     Section 15. Rights of Action. All rights of action in respect of this Agreement, excepting the rights of actions vested in the Rights Agent under Section 18 hereof, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares of the Company); and any registered holder of a Rights Certificate (or, prior to the Distribution Date, of the Common Shares of the Company), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Common Shares of the Company), may, in such registered holder’s own behalf and for such registered holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company or any other Person to enforce, or otherwise act in respect of, such registered holder’s right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.
     Section 16. Agreement of Rights Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:
          (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares of the Company;
          (b) after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office or offices of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates duly executed;

          (c) subject to Sections 6(a) and 7(e) hereof, the Company and the Rights Agent may deem and treat the Person in whose name the Rights Certificate (or, prior to the Distribution Date, the associated certificate or book-entry credit in respect of the Common Share) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated certificate or book-entry credit made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of Section 7(e), shall be affected by any notice to the contrary; and
          (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or any other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling (whether interlocutory or final) issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as promptly as practicable.
     Section 17. Rights Certificate Holder Not Deemed a Stockholder. Except as otherwise expressly provided in this Agreement, no holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of Preferred Shares or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions shall have been exercised in accordance with the provisions hereof.
     Section 18. Concerning the Rights Agent.
          (a) The Company shall pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses, including reasonable fees and disbursements of its counsel incurred in connection with the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company shall indemnify the Rights Agent for, and hold it harmless against, any loss, liability or expense incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for any action taken, suffered or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including without limitation the costs and expenses of defending against any claim of liability hereunder.
          (b) The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement or the exercise or performance of its duties hereunder in reliance upon any Rights Certificate or certificate for Preferred Shares, Common Shares or other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, instruction, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.
     Section 19. Merger or Consolidation or Change of Name of Rights Agent.
          (a) Any corporation or other entity into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation or other entity resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation or other entity succeeding to the corporate trust or shareholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any document or any further action on the part of any of the parties hereto; provided, however, that such corporation or other entity would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In the event that at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and, in the event that at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provide in the Right Certificates and in this Agreement.
          (b) In the event that at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in the event that at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.
     Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:
          (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken, suffered or omitted by it in good faith and in accordance with such opinion.
          (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of “current market price”) be proved or established by the Company prior to taking, suffering or omitting any action hereunder, such fact or matter (unless other evidence in respect thereof be specified herein) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the President, the Chief Executive Officer, the President, any Vice President, the Treasurer, any

Assistant Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization and protection to the Rights Agent for any action taken, suffered or omitted in good faith by it under the provisions of this Agreement in reliance upon such certificate.
          (c) The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct.
          (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates or be required to verify the same (except as to its countersignature on such Rights Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only.
          (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming null and void pursuant to Section 7(e) hereof) or for any adjustment in the terms of the Rights required under the provisions of Sections 3, 11, 13, 23 or 24 hereof or any other provision hereof, or for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares or any other securities to be issued pursuant to this Agreement or any Rights Certificate or as to whether any Preferred Shares or any other securities will, when issued, be validly authorized and issued, fully paid and nonassessable.
          (f) The Company shall perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the performance by the Rights Agent of its duties under this Agreement.
          (g) The Rights Agent is hereby authorized and directed to accept written instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the President, the Chief Executive Officer, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken, suffered or omitted by it in good faith in accordance with instructions of any such officer. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Agreement and the date on and/or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken, suffered or omitted by the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall be not less than five Business Days after the date any such officer of the Company receives such application, unless any such officer shall have consented in writing at an earlier date) unless, prior to taking or omitting any such action, the

Rights Agent shall have received written instructions in response to such application specifying the action to be taken, suffered or omitted.
          (h) The Rights Agent and any stockholder, director, officer, employee or Affiliate of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become peculiarly interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any Person.
          (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.
          (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.
          (k) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.
     Section 21. Change of Rights Agent.
          (a) Resignation. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days’ notice in writing mailed to the Company and to each transfer agent of the Common Shares and Preferred Shares by registered or certified mail. In the event the transfer agency relationship in effect between the Company and the Rights Agent (or its affiliate) terminates, the Rights Agent will be deemed to have resigned automatically and be discharged from its duties under this Agreement as of the effective date of such termination, and the Company shall be responsible for sending any required notice.
          (b) Removal. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, to each transfer agent of the Preferred Shares and the Common Shares by registered or certified mail, and to the holders of the Rights Certificates (or certificates for the Common Shares prior to the Distribution Date) by first-class mail.
          (c) Replacement. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of the Rights Certificate or, prior to the Distribution Date, the holder of a certificate for Common Shares (which holder shall, with such notice, submit such holder’s Rights Certificate or certificate for Common Shares, as the case may be, for inspection by the Company), then the registered holder of any Rights Certificate or, prior to the Distribution Date, of any certificate for Common Shares may apply to any court of competent jurisdiction for the appointment of a new Rights Agent.
          (d) Qualifications. Any successor Rights Agent, whether appointed by the Company or by such a court, shall (i) be (A) a Person organized and doing business under the laws of the United States or of any State of the United States, in good standing under the laws of the United States or of the State of Ohio or the State of New York, (B) authorized under such laws to exercise corporate trust powers or stock transfer or shareholder services powers, (C) be subject to supervision or examination by federal or state authority, and (D) shall have at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000, or (ii) be an Affiliate of a Person described in clause (A).
          (e) Succession Procedures. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares and the Preferred Shares, and mail a notice thereof in writing to the registered holders of the Rights Certificates (or certificates for Common Shares prior to the Distribution Date). Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.
     Section 22. Issuance of New Rights Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board of Directors of the Company to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale by the Company of Common Shares following the Distribution Date and prior to the Expiration Date, the Company (a) shall, with respect to Common Shares so issued or sold pursuant to the exercise of stock option or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities hereunder issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company, issue Rights Certificates representing an appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights Certificates shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would crate a significant risk of material adverse tax consequences to the Company or to the Person to whom such Rights Certificate would be issued, and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment otherwise shall have been made in lieu of the issuance thereof.

     Section 23. Redemption.
          (a) The Board of Directors may, at any time prior to such time as any Person first becomes an Acquiring Person, redeem all but not less than all the then outstanding Rights at a redemption price of $.01 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the “Redemption Price”). The Company may, at its option, by action of its Board of Directors, pay the Redemption Price in cash, Common Shares of the Company (based on the Current Market Price of the Common Shares at the time of redemption) or any other form of consideration deemed appropriate by the Board of Directors. Subject to the foregoing, the redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish.
          (b) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights (or at such later time as the Board may establish for the effectiveness of such redemption), and without any further action and without any notice, the right to exercise the Rights shall terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. Promptly after the action of the Board of Directors of the Company ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at each holder’s last address as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares of the Company; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such redemption. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption shall state the method by which the payment of the Redemption Price will be made. In any case, failure to give such notice to any particular holder of Rights (or any defect therein) shall not affect the validity of the action taken by the Company.
     Section 24. Exchange.
          (a) The Company may, at its option, by action of its Board of Directors, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 7(e) hereof) for Common Shares of the Company at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the “Exchange Ratio”). Notwithstanding the foregoing, the Board of Directors of the Company shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or any Person holding Common Shares of the Company for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Voting Power of the aggregate of all Voting Stock then outstanding. The exchange of the Rights by the Board of Directors of the Company may be made effective at such time, on such basis and with such conditions as the Board of Directors of the Company in its sole discretion may establish. Prior to effecting an exchange pursuant to this Section 24, the Board of Directors may direct the Company to enter into a Trust Agreement in such form and with such terms as the Board of Directors shall the approve (the “Trust Agreement”). If the Board of Directors so directs, the Company shall enter into the Trust Agreement and shall issue to the trust created by the

Trust Agreement (the “Trust”) all of the Common Shares issuable pursuant to the exchange (and any cash in lieu of fractional shares), and all Persons entitled to receive shares pursuant to the exchange shall be entitled to receive such shares (and any dividends or distributions made thereon after the date on which such shares are deposited in the Trust and any cash in lieu of fractional shares) only from the Trust and solely upon compliance with the relevant terms and provisions of the Trust Agreement.
          (b) Immediately upon the action of the Board of Directors ordering the exchange of any Rights pursuant to paragraph (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly notify the Rights Agent and give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange shall state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become null and void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.
          (c) In the event that the number of Common Shares which are authorized by the Company’s Certificate of Incorporation, as then amended and restated, but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights are not sufficient to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exchange of the Rights. In the event the Company shall, after good faith effort, be unable to take all such action as may be necessary to authorize such additional Common Shares, the Company shall substitute, for each Common Share that would otherwise be issuable upon exchange of a Right, a number of Preferred Shares or fraction thereof such that the Current Market Price per Preferred Share multiplied by such number or fraction is equal to the Current Market Price per Common Share as of the date of issuance of such Preferred Shares or fraction thereof.
          (d) The Company shall not be required to issue fractions of Common Shares or to distribute certificates which evidence fractional Common Shares. In lieu of such fractional Common Shares, the Company shall pay to the registered holders of the Rights Certificates with regard to which such fractional Common Shares would otherwise be issuable an amount in cash equal to the same fraction of the Current Market Price of a whole Common Share. For the purposes of this paragraph (d), the Current Market Price of a whole Common Share shall be the Closing Price of a Common Share (as determined pursuant to the terms hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.
     Section 25. Notice of Certain Events.
          (a) In the event that the Company shall, at any time after the Distribution Date, propose (i) to pay any dividend payable in stock of any class to the holders of Preferred Shares or to make any other distribution to the holders of the Preferred Shares or to make any other distribution to the holders of the Preferred Shares (other than a regular quarterly cash dividend out of earnings or retained earnings of the Company), (ii) to offer to the holders of the Preferred Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of the Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), (iv) to effect any Flip-Over Event, or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to the Rights Agent and to each holder of a Rights Certificate in accordance with Section 26 hereof, a notice of such proposed action, which notice shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Shares and/or Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 20 days prior to the record date for determining holders of the Preferred Shares for purposes of such action, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares and/or Preferred Shares, whichever shall be the earlier; provided, however, no such notice shall be required pursuant to this Section 25 if any Subsidiary of the Company effects a consolidation or merger with or into, or effects a sale or other transfer of assets or earning power to, any other Subsidiary of the Company.
          (b) Upon the occurrence of a Flip-In Event or a Flip-Over Event, then the Company or Principal Party, as the case may be, shall, as soon as practicable thereafter, give to each holder of a Rights Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall describe the event and the consequences of such event to holders of Rights under Section 11(a) or Section 12(a) hereof.
     Section 26. Notices. All notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by overnight delivery service or first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:
Commercial Vehicle Group, Inc.
7800 Walton Parkway
New Albany, Ohio 43054
Attention: Chief Executive Officer
Telephone:
Facsimile:
With copies to:
Kegler, Brown, Hill & Ritter Co., L.P.A.
65 East State Street, Suite 1800
Columbus, Ohio 43215
Attention: S. Martijn Steger
Telephone: (614) 462-5400
Facsimile: (614) 464-2634

Subject to the provisions of Section 21 hereof, any notice of demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by overnight delivery service or first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:
Computershare Trust Company, N.A.
350 Indiana Street, Suite 800
Golden, Colorado 80401
Attention: Client Services
Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.
     Section 27. Supplements and Amendments. Except as otherwise provided in this Section 27, for so long as the Rights are redeemable, the Company may, by action of the Board of Directors in its sole and absolute discretion (and the Rights Agent shall if the Company so directs), supplement or amend any provision of this Agreement (including, without limitation, any extension of the period in which the Rights may be redeemed, any increase in the Purchase Price and any extension of the Final Expiration Date) without the approval of any holders of Rights. At any time when the Rights are no longer redeemable, except as otherwise provided in this Section 27, the Company may, and the Rights Agent shall if he Company so directs, supplement or amend this Agreement without the approval of any holders of Rights in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder, or (iv) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person); provided, however, that no such supplement or amendment may adversely affect the interests of the holders of the Rights as such (other than an Acquiring Persons or an Affiliate or Associate of an Acquiring Person), and no such amendment may cause the Rights again to become redeemable or cause this Agreement to become amendable other than in accordance with this sentence. Notwithstanding anything contained herein to the contrary, no supplement or amendment shall be made which decreases the Redemption Price. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27 (and provided such supplement or amendment does not change or increase the Rights Agent’s duties, liabilities or obligations hereunder, unless the Rights Agents has consented), the Rights Agent shall promptly execute any such supplement or amendment. The Rights Agent hereby acknowledges that, with respect to its obligations pursuant to this Section 27, time is of the essence.
     Section 28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.
     Section 29. Determinations and Actions by the Board of Directors, etc. For all purposes of this Agreement, any calculation of the number of Common Shares of the Company or any other class of capital stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Common Shares or other shares of Voting Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the Exchange Act Regulations. Except as otherwise specifically provided herein, the Board of Directors shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend this Agreement). All such actions, calculations, interpretations and determinations which are done or made by the Board of Directors in good faith shall be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other Persons.
     Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights pursuant to Section 23 (or, if the resolution of the Board of Directors electing to redeem the Rights pursuant to Section 23 states that the redemption will not be effective until the occurrence of a specified future time or event, upon the occurrence of such future time or event), without any further action and without any notice, the right to exercise the Rights will terminate and each Right, whether or not previously exercised, will thereafter represent only the right to receive the Redemption Price in cash or securities, as determined by the Board of Directors; provided, however, that such resolution of the Board of Directors of the Company pursuant to Section 23 may be revoked, rescinded or otherwise modified at any time prior to the time and date of effectiveness set forth in such resolution, in which event the right to exercise will not terminate at the time and date originally set for such termination by the Board of Directors of the Company. Promptly after the Rights are redeemed, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice in accordance with Section 26.
     Section 30. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Shares) any legal or equitable right, remedy or claim under this Agreement. This Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of Common Shares).
     Section 31. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that, notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors of the Company determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement and the Rights shall not then be redeemable, the right of redemption set forth in Section 23 shall be reinstated and shall not expire until the Close of Business on the tenth Business Day following the date of such determination by the Board of Directors of the Company.

     Section 32. Governing Law. This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.
     Section 33. Counterparts. This Agreement may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.
     Section 34. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.
     Section 35. Force Majeure. Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.
(Next Page is the Signature Page)

     IN WITNESS WHEREOF, the parties hereto have caused this Rights Agreement to be duly executed and attested as of the date first above written.

COMMERCIAL VEHICLE GROUP, INC.
Attest:

By:	/s/ Chad M. Utrup	By:	/s/ Mervin Dunn

Name:	Chad M. Utrup	Name:	Mervin Dunn

Its:	CFO	Its:	President & CEO

COMPUTERSHARE TRUST COMPANY, N.A.
Attest:

By:	/s/ Ian Yewer	By:	/s/ Kellie Gwinn

Name:	Ian Yewer	Name:	Kellie Gwinn

Title:	Branch President	Title:	Vice President

EXHIBIT A
FORM OF
CERTIFICATE OF DESIGNATION OF RIGHTS, PREFERENCE AND PRIVILEGES
OF
SERIES A PREFERRED STOCK
OF
COMMERCIAL VEHICLE GROUP, INC.
(Pursuant to Section 151 of the
General Corporation Law of the State of Delaware)
     The undersigned, Mervin Dunn, in accordance with the provisions of Section 103 of the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies:
1. That is he is the duly elected Chief Executive Officer of Commercial Vehicle Group, Inc., a Delaware corporation (the “Corporation”); and
2. That, on May 21, 2009, the Board of Directors of the Corporation acting pursuant to the authority conferred upon the Board of Directors by Article IV of the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) and in accordance with Section 151(g) of the DGCL, adopted the following resolution creating a series of Five Hundred Thousand (500,000) shares of Preferred Shares, par value $0.01 per share, designated as Series A Preferred Shares:
     “RESOLVED, that pursuant to the authority expressly granted and vested in the Board of Directors of the Corporation in accordance with Article IV of its Amended and Restated Certificate of Incorporation, a series of Preferred Shares of the Corporation be and it hereby is created, and the designation, number, preferences, voting powers and other rights of the shares of such series, and the qualifications, limitations and restrictions thereof are as follows:
     Section 1. Designation and Amount. The shares of a series of the Preferred Shares of the Corporation, par value $0.01 per share, shall be designated as “Series A Preferred Shares” and the number of shares constituting such series shall be Five Hundred Thousand (500,000). Such number of shares may be increased or decreased by resolution of the Board of Directors of the Company; provided, that no decrease shall reduce the number of shares of Series A Preferred Shares to a number less than that of the shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Company convertible into Series A Junior Participating Preferred Shares.

1

     Section 2. Dividends and Distributions.
     A. Subject to the prior and superior rights of the holders of any shares of Preferred Shares ranking prior and superior to the shares of Series A Preferred Shares with respect to dividends, the holders of shares of Series A Preferred Shares in preference to the holders of Common Shares shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Shares, in an amount per share (rounded to the nearest cent) equal to the greater of (i) One Dollar ($1.00) or (ii) subject to the provision for adjustment hereinafter set forth, One Hundred (100) times the aggregate per share amount of all cash dividends, and One Hundred (100) times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Shares or a subdivision of the outstanding shares of Common Shares (by reclassification or otherwise), declared on the Common Shares since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Shares. In the event the Corporation shall at any time after May 21, 2009 declare or pay any dividend on Common Shares payable in shares of Common Shares, or effect a subdivision or combination or consolidation of the outstanding shares of Common Shares (by reclassification or otherwise than by payment of a dividend in shares of Common Shares) into a greater or lesser number of shares of Common Shares, then in each such case the amount to which holders of shares of Series A Preferred Shares were entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Shares outstanding immediately after such event, and the denominator of which is the number of shares of Common Shares that were outstanding immediately prior to such event.
     B. The Corporation shall declare a dividend or distribution on the Series A Preferred Shares as provided in paragraph (A) of this section immediately after it declares a dividend or distribution on the Common Shares (other than a dividend payable in shares of Common Shares); provided that, in the event no dividend or distribution shall have been declared on the Common Shares during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of Four Dollars ($4.00) per share on the Series A Preferred Shares shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.
     C. Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Shares from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Shares entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Shares in an amount not less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Shares entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than sixty (60) days prior to the date fixed for the payment thereof.

2

     Section 3. Voting Rights. The holders of Series A Preferred Shares shall have the following voting rights:
     A. Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Shares shall entitle the holder thereof to One Hundred (100) votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on Common Shares payable in shares of Common Shares, or effect a subdivision or combination or consolidation of the outstanding shares of Common Shares (by reclassification or otherwise than by payment of a dividend in shares of Common Shares) into a greater or lesser number of shares of Common Shares, then in each such case the number of votes per share to which holders of shares of Series A Preferred Shares were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Shares outstanding immediately after such event, and the denominator of which is the number of shares of Common Shares that were outstanding immediately prior to such event.
     B. Except as otherwise provided herein or by law, the holders of shares of Series A Preferred Shares and the holders of shares of Common Shares shall vote together as one (1) class on all matters submitted to a vote of stockholders of the Corporation.
     C. (i) If at any time dividends on any Series A Junior Participating Preferred Shares shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a “default period”) which shall extend until such time when all accrued and unpaid dividends for all pervious quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Junior Participating Preferred Shares then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of all series of voting Preferred Shares (collectively “Voting Preferred Shares”), including holders of the Series A Junior Participating Preferred Shares, with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) Directors, which Directors shall be in addition to the then otherwise authorized number of Directors
     (ii) During any default period, such voting right of the holders of Series A Junior Participating Preferred Shares may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders provided that such voting right shall not be exercised unless the holders of twenty-five percent (25%) in number of shares of Voting Preferred Shares outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Shares shall not affect the exercise by the holders of Voting Preferred Shares of such voting right. At any meeting at which the holders of Voting Preferred Shares shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors or, if such right is exercised at any annual meeting, to elect two (2) Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Voting Preferred Shares shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Voting Preferred Shares shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Voting Preferred Shares as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Junior Participating Preferred Shares.

3

     (iii) Unless the holders of Series A Junior Participating Preferred Shares shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than 10% of the total number of shares of Voting Preferred Shares outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Voting Preferred Shares, which meeting shall thereupon be called by the Chief Executive Officer, the President, a Vice-President or the Secretary of the Corporation. Notice of the meeting and of any annual meeting at which holders of Voting Preferred Shares are entitled to vote pursuant to this paragraph (C)(iii) shall be given to each holder of record of Voting Preferred Shares by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. The meeting shall be called for a time not earlier than twenty (20) days and not later than sixty (60) days after the order or request or in default of the calling of the meeting within sixty (60) days after the order or request, the meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than 10% of the total number of shares of Voting Preferred Shares outstanding. Notwithstanding the provisions of this paragraph (c)(iii), no such special meeting shall be called during the period within sixty (60) days immediately preceding the date fixed for the next annual meeting of the stockholders.
     (iv) In any default period the holders of Common Shares, and other classes of stock of the Corporation, if applicable, shall continue to be entitled to elect the whole number of Directors then otherwise authorized until the holders of Voting Preferred Shares shall have exercised their right, voting as a single class, to elect two (2) Directors.
     (v) The Directors elected by the holders of Voting Preferred Shares shall continue in office until the next annual meeting of stockholders and until their successors shall have been elected and shall qualify, or until the expiration of the default period. Any vacancy in the Board of Directors may be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this paragraph (C) to Directors elected by the holders of a particular class of stock shall include Directors elected by the Directors to fill vacancies as provided in the preceding sentence.
     (vi) Immediately upon the expiration of a default period, (x) the right of the holders of Voting Preferred Shares as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Voting Preferred Shares as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in this Certificate of Incorporation or the Bylaws of the Corporation irrespective of any increase made pursuant to the provisions of paragraph (C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in this Certificate of Incorporation or the Bylaws of the Corporation). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence shall be filled by the majority of the remaining Directors.
     D. Except as set forth herein, holders of Series A Preferred Shares shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Shares as set forth herein) for taking any corporate action.

4

     Section 4. Certain Restrictions.
     A. Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Shares as provided in section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Shares outstanding shall have been paid in full, the Corporation shall not:
          (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Shares;
          (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Shares, except dividends paid ratably on the Series A Preferred Shares and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;
          (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Shares, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Shares; or
          (iv) purchase or otherwise acquire for consideration any shares of Series A Preferred Shares, or any shares of stock ranking on a parity with the Series A Preferred Shares, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of the shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.
     B. The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire the shares at the time and in the manner therein set forth.
     Section 5. Reacquired Shares. Any shares of Series A Preferred Shares purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Shares and may be reissued as part of a new series of Preferred Shares to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.
     Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (i) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Shares unless, prior thereto, the holders of shares of Series A Preferred Shares shall have received the greater of (y) One Hundred Dollars ($100.00) per share, plus an additional amount equal to accrued and unpaid dividends

5

and distributions thereon, whether or not declared, to the date of such payment, or (z) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to One Hundred (100) times the aggregate amount to be distributed per share to holders of Common Shares, or (ii) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Shares, except distributions made ratably on the Series A Preferred Shares and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on Common Shares payable in shares of Common Shares, or effect a subdivision or combination or consolidation of the outstanding shares of Common Shares (by reclassification or otherwise than by payment of a dividend in shares of Common Shares) into a greater or lesser number of shares of Common Shares, then in each such case the aggregate amount to which holders of shares of Series A Preferred Shares were entitled immediately prior to such event under the proviso in clause (i) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Shares outstanding immediately after such event, and the denominator of which is the number of shares of Common Shares that were outstanding immediately prior to such event.
     Section 7. Consolidation. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Shares are exchanged for or changed into other stock or securities, cash and/or other property, then in any such case the shares of Series A Preferred Shares shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to One Hundred (100) times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Shares is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on Common Shares payable in shares of Common Shares, or effect a subdivision or combination or consolidation of the outstanding shares of Common Shares (by reclassification or otherwise) into a greater or lesser number of shares of Common Shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Shares shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Shares outstanding immediately after such event, and the denominator of which is the number of shares of Common Shares that were outstanding immediately prior to such event.
     Section 8. No Redemption. The shares of Series A Preferred Shares shall not be redeemable.
     Section 9. Ranking. The Series A Preferred Shares shall rank junior to all other series of the Company’s Preferred Shares as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.
     Section 10. Amendment. The Certificate of Incorporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Shares, so as to affect them adversely without the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares of Series A Preferred Shares, voting together as a single series.
     RESOLVED FURTHER, that the Chief Executive Officer or any Vice President and the Secretary or any Assistant Secretary of this corporation be, and they hereby are, authorized and directed to prepare and file a Certificate of Designation of Rights, Preferences and Privileges in accordance with the foregoing resolution and the provisions of Delaware law and to take such actions as they may deem necessary or appropriate to carry out the intent of the foregoing resolution.”

6

     I have executed and subscribed this Certificate and do hereby affirm that the foregoing as true under the penalties of perjury as of this 21st day of May 2009.

Mervin Dunn, Chief Executive Officer

7

EXHIBIT B
[FORM OF RIGHTS CERTIFICATE]

Certificate No. R-	Rights
NOT EXERCISABLE AFTER MAY 20, 2019, UNLESS EXTENDED PRIOR THERETO BY THE COMPANY, OR EARLIER IF REDEEMED OR EXCHANGED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR ANY AFFILIATE OR ASSOCIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR AN ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT.) ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF THE RIGHTS AGREEMENT.]*
RIGHTS CERTIFICATE
Commercial Vehicle Group, Inc.
     This certifies that                                         , or registered assigns, is the registered holder of the number of Rights set forth above, each of which entitles the registered holder thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of May 21, 2009, as from time to time amended or supplemented (the “Rights Agreement”; terms defined therein are used herein with the same meaning unless otherwise defined herein), between Commercial Vehicle Group, Inc., a Delaware corporation (the “Company”), and Computershare Trust Company, N.A., as agent (the “Rights Agent”, which term shall include any successor Rights Agent under the Rights Agreement), to purchase from the Company at any time after the Distribution Date and prior to 5:00 p.m., New York City time) on the Expiration Date, at the office of the Rights Agent designated for such purpose, one one-hundredth of a fully paid and non-assessable share of Series A Preferred Shares, par value $.01 per share (the “Preferred Shares”), of the Company, at the Purchase Price of $10.00 per one one-hundredth of a Preferred Share, upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly executed. As provided in the Rights Agreement, the number of Rights evidenced by this Rights Certificate (and the number and kind of Preferred Shares or other securities which may be purchased upon exercise thereof) set forth above, and the Purchase Price set forth above, and subject to modification and adjustment upon the happening of certain events.
     This Rights Certificate is subject to all of the terms and conditions of the Rights Agreement, which terms and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific

*	The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.

1

circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned offices of the Rights Agent and are also available upon written request to the Rights Agent.
     This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one one-hundredths of a Preferred Share or other securities as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the registered holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.
     Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company, at its option, at a redemption price of $.01 per Right (subject to adjustment in certain events as provided in the Rights Agreement), or (ii) may be exchanged, in whole or in part, for shares of the common stock, par value $.01 per share, of the Company or shares of preferred stock of the Company having essentially the same value or economic rights as such shares.
     No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a Preferred Share), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.
     No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or, to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or other distribution or exercise any preemptive or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.
     This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

2

     WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of June 1, 2009.

ATTEST:	COMMERCIAL VEHICLE GROUP, INC.

By:

Name:	Name:

Title:	Title:

Countersigned:

Computershare Trust Company, N.A.,
as Rights Agent,

By:

Authorized Signature

3

[Form of Reverse Side of Rights Certificate]
FORM OF ASSIGNMENT
(To be executed by the registered holder if such
holder desires to transfer the Rights Certificate.)
FOR VALUE RECEIVED                                          hereby sells, assigns and transfers unto

(Please print name and address of transferee)
this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                                          Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated: ,

Signature (Signature must conform to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever)
Signature Guaranteed:

(Signatures must be guaranteed by a bank, trust company, broker, dealer or other eligible institution participating in a recognized signature guarantee medallion program)
CERTIFICATION
     The undersigned hereby certifies that the Rights evidenced by this Rights Certificate are not beneficially owned by, were not acquired by the undersigned from, and are not being sold, assigned or transferred to, an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

Dated: ,

Signature
(Signature must conform to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever)
NOTICE
     In the event the certification set forth above is not completed, the Company will deem the beneficial owner of the Rights evidence by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Amended Rights Agreement) and, in the case of an Assignment, will affix a legend to that effect on any Rights Certificates issued in exchange for this Rights Certificate.

4

FORM OF ELECTION TO PURCHASE
(To be executed if the registered holder desires to exercise Rights represented by the Rights Certificate.)
To: COMMERCIAL VEHICLE GROUP, INC.
     The undersigned hereby irrevocably elects to exercise                      Rights represented by this Rights Certificate to purchase the Preferred Shares issuable upon the exercise of such Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such Preferred Shares (or such other securities) be issued in the name of:

(Please print name and address)

Please insert social security or other identifying number:
     If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

(Please print name and address)

Please insert social security or other identifying number:

Dated: ,

Signature
(Signature must conform to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever)
Signature Guaranteed:

(Signatures must be guaranteed by a bank, trust company, broker, dealer or other eligible institution participating in a recognized signature guarantee medallion program)

5

CERTIFICATION
     The undersigned hereby certifies that the Rights evidenced by this Rights Certificate are not beneficially owned by, were not acquired by the undersigned from, and are not being sold, assigned or transferred to, an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

Dated: ,

Signature
(Signature must conform to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever)
NOTICE
     The signatures in the foregoing Form of Assignment or Form of Election to Purchase, as the case may be, must correspond to the name as written upon the face of this Rights Certificate in ever particular, without alteration or enlargement or any change whatsoever.
     Signatures must be guaranteed by an “Eligible Guarantor Institution” (with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended.
     In the event the certification set forth above in the foregoing Form of Assignment or Form of Election to Purchase, as the case may be is not completed, the Company will deem the Beneficial Owner of the Rights evidence by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and, in the case of an Assignment, will affix a legend to that effect on any Rights Certificates issued in exchange for this Rights Certificate.

6

EXHIBIT C
SUMMARY OF RIGHTS TO PURCHASE PREFERRED SHARES
     On May 21, 2009, the Board of Directors (the “Board of Directors”) of Commercial Vehicle Group, Inc., a Delaware corporation (the “Company”), entered into a Rights Agreement (the “Rights Agreement”) with ComputerShare Trust Company, N.A. and, in connection therewith, declared a dividend of one preferred share purchase right (a “Right”) for each share common stock, par value $0.01 per share (“Common Shares”), of the Company outstanding on June 1, 2009 (the “Record Date”), and further authorized the issuance of one Right for each Common Share issued after the Record Date and prior to the earlier of the Distribution Date and the Expiration Date (each as defined below). Once exercisable, each Right entitles the registered holder thereof to purchase from the Company one one-hundredth of a share of Series A Preferred Shares, par value $0.01 per share (“Preferred Shares”), of the Company at a purchase price of $10.00 per one one-hundredth of a Preferred Share (the “Purchase Price”), subject to adjustment.
     The Board of Directors adopted the Rights Agreement in order to protect stockholders from coercive or otherwise unfair takeover tactics. In general terms, the Rights Agreement works by imposing a significant economic penalty upon any person or group that acquires 20% or more of the outstanding shares of Common Shares of the Company without the approval of the Board of Directors. The Rights Agreement should not interfere with any merger or other business combination approved by the Board of Directors prior to the time at which a person or group first becomes an “Acquiring Person” (as defined below).
     The description and the terms and conditions of the Rights are set forth in the Rights Agreement, including the exhibits thereto. The Rights Agreement, including the terms of the Preferred Shares attached as an exhibit thereto, has been filed with the Securities and Exchange Commission as an exhibit to the Registration Statement on Form 8-A and is incorporated herein by reference. A copy of the Rights Agreement is available free of charge from the Company.
     The following summary description of the Rights Agreement, including the terms of the Rights and the Preferred Shares, does not purport to be complete and is qualified in its entirety by reference to all the provisions of the Rights Agreement, including the exhibits thereto (which exhibits include the rights, privileges and preferences of the Preferred Shares) and the definitions contained therein, which are incorporated herein by reference.
The Rights
     The Board of Directors declared a dividend of one Right with respect to each Common Share outstanding on or issued after June 1, 2009, and further authorized the issuance of one Right for each Common Share newly issued or disposed from such date until the earlier of the Distribution Date or the Expiration Date. The Rights currently trade with, and are inseparable from, the Common Shares. Initially, the Rights will be attached to and evidenced only by all certificates or book-entry credits representing outstanding Common Shares (and no separate Rights certificates will be issued), and the Rights will be attached to any Shares issued until the earlier of the Distribution Date or the Expiration Date. The Rights will separate from the Common Shares on the Distribution Date.

Purchase Price
     Each Right entitles the registered holder thereof to purchase from the Company one one-hundredth of a Preferred Share of the Company at a Purchase Price of $10.00 per one one-hundredth of a Preferred Share, subject to adjustment, once the Rights become exercisable. Because of the nature of the Preferred Shares’ dividend, liquidation and voting rights, the value of the one-one hundredth of a Preferred Share purchasable upon the exercise of a Right should approximate the value of one Common Share. Prior to exercise, a Right does not provide its holder any dividend, voting or liquidation rights.
Exercisability on Distribution Date; Triggering Events
     The Rights are not exercisable until the Distribution Date. The “Distribution Date” will occur upon the earlier of: (i) ten business days following the public announcement (the date of such announcement being the “Shares Acquisition Date”) of facts indicating that a person or group of affiliated or associated persons (other than the Company, any such subsidiary of the Company or any employee benefit plan of the Company or any of its subsidiaries and any “grandfathered stockholder”) (an “Acquiring Person”) has acquired, obtained the right to acquire, or otherwise obtained beneficial ownership of, 20% or more of the then outstanding shares of Common Shares (or 20% or more of the voting power of the Company’s voting securities (“Voting Stock”) then outstanding, if shares of voting preferred stock of the Company are from time to time outstanding), and (ii) ten business days (or such later date which may be determined by action of the Board of Directors prior to such time as any person or group would become an Acquiring Person) following the commencement of (or first public announcement of an intention to commence) a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person. Any person that would otherwise be deemed an “Acquiring Person” upon the first public announcement of the adoption of the Rights Agreement shall be an exempt “grandfathered stockholder,” but only for so long as neither such person nor any of its affiliates or associates acquire beneficial ownership of any additional Common Shares after the adoption of the Rights Agreement, subject to certain exceptions.
     Until the Distribution Date or the Expiration Date, (i) the Rights will be transferred with and only with the Common Shares, (ii) new Common Shares certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference (and a notice of such legend will be distributed to holders of Common Shares registered in book entry form) and (iii) the surrender for transfer of any certificates for shares of Common Shares outstanding as of the Record Date (or any shares registered in book entry form) will also constitute the transfer of the Rights associated with the shares of Common Shares represented by such certificate (or registered in book entry form).
     After the Distribution Date, the Rights will separate from the Common Shares, and as soon thereafter as practicable separate certificates evidencing the Rights (“Rights Certificates”) will be mailed to holders of record of Common Shares as of the close of business on the Distribution Date, and such separate Rights Certificates alone will evidence the Rights. Any Rights held by an Acquiring Person, or its associates or affiliates, will be null and void and will not be exercisable.

Triggering Events
     Flip-In Event. In the event any person or group becomes an Acquiring Person, each holder of a Right will thereafter have the right to receive, upon exercise, that number of shares of Common Shares (or, in certain circumstances, Preferred Shares or other similar securities of the Company) having a market value equal to two times the Purchase Price of the Right then in effect. For example, so long as the Purchase Price of a Right is $10.00, if a person or group becomes an Acquiring Person, then each holder of a Right will have the right to purchase shares of Common Shares with a market value of $20.00, based on the market price of the Common Shares immediately prior to the date the person or group became an Acquiring Person. Assuming a value of $5.00 per Common Share at such time, the holder of each valid Right would be entitled to purchase four shares of Common Shares for $20.00.
     Flip-Over Event. In the event that, at any time following the Shares Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction, or (ii) any entity consolidates or merges with or into the Company and the Company is the surviving corporation, but the Common Shares is converted into or exchanged for securities, cash or property of any other entity, or (iii) 50% or more of the consolidated assets or earning power of the Company are sold, each holder of a Right shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a market value equal to two times the Purchase Price of the Rights then in effect.
     These events are called “Triggering Events.”
     Following the occurrence of any Triggering Event, any Rights that are or were beneficially owned by an Acquiring Person will be null and void.
Exchange of Rights
     At any time after a person or group becomes an Acquiring Person, but before an Acquiring Person becomes the beneficial owner of 50% or more of the voting power of the outstanding Voting Stock, the Board of Directors may exchange the Rights (other than Rights owned by an Acquiring Person, which shall have become void), in whole or in part, at an exchange ratio of one share of Common Shares per Right, subject to adjustment (or, if insufficient shares are available, the Company may issue preferred stock, cash, debt or equity securities, property or a combination thereof in exchange for the Rights).
Redemption of Rights
     At any time prior to the time at which a person first becomes an Acquiring Person, the Company, by action of the Board of Directors, may redeem the Rights in whole, but not in part, at a price of $.01 per Right, subject to adjustment in certain events (the “Redemption Price”) payable in cash, Common Shares or any other form of consideration deemed appropriate by the Board of Directors. The redemption of the Rights may be made effective at such time on such basis with such conditions as the Board of Directors, in its sole discretion, may establish. Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights (or at such later time as the Board of Directors may establish for the effectiveness of such redemption), the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.
Amendments
     At any time when the Rights are redeemable, any of the provisions of the Rights Agreement (other than with respect to the Redemption Price) may be amended by the Board of Directors of the

Company without the consent of the holders of the Rights. After the Rights are no longer redeemable, the Company may, except with respect to the Redemption Price, amend the Rights Agreement in any manner that does not adversely affect the holders of the Rights (other than any Rights of the Acquiring Person or its affiliates or associates, which shall have become null and void).
Expiration
     The Rights will expire at the close of business on May 20, 2019 (the “Final Expiration Date”), unless the Final Expiration Date is extended prior thereto by action of the Board of Directors or unless the Rights are earlier redeemed or exchanged by the Company (the earliest of such dates, the “Expiration Date”).
Terms of Preferred Shares
     Preferred Shares purchasable upon exercise of the Rights will not be redeemable and will be junior to any other series of preferred stock that the Company may issue. Each Preferred Share will entitle the holder thereof to a minimum preferential quarterly dividend payment equal to the greater of $100.00 per share or 100 times the dividend payable on each share of Common Shares. In the event of liquidation, the holders of Preferred Shares will be entitled, with respect each Preferred Share held, to a minimum preferential liquidation payment of the greater of $100.00 or 100 times the amount payable per each share of Common Shares. Each Preferred Share will have 100 votes, and will vote together with the Common Shares. Finally, in the event of a merger, consolidation or other transaction in which the Common Shares is exchanged, each Preferred Share will entitle the holder thereof to receive 100 times the aggregate payment or amount of stock, securities or other property to be received by a holder of one share of Common Shares.
     Due to the nature of the Preferred Shares’ dividend, liquidation and voting rights, as described above, the value of the one one-hundredth of a Preferred Share purchasable upon exercise of each Right initially should approximate the value of one share of Common Shares. The rights of holders of Preferred Shares are protected by customary anti-dilution protections.
Anti-Dilution Provisions and Adjustments
     The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of Preferred Shares of certain rights or warrants that subscribes for or purchases Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then current market price of the Preferred Shares, or (iii) upon the distribution to holders of Preferred Shares of evidences of indebtedness of assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above). With certain exceptions, no adjustments of the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price.
     No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts). In lieu thereof, a payment in cash will be made based on the market price of the Preferred Shares of the last trading day prior to the date of exercise.
     The number of outstanding Rights and the number of one one-hundredths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.
Rights of Rights Holders
     Until a Right is exercised for Preferred Shares or exchanged for Common Shares, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.
Taxation
     While the distribution of the Rights is not taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable or are redeemed or exchanged as provided above.
Certain Anti-Takeover Effects
     The Rights will not prevent a takeover of the Company. However, the Rights may cause substantial dilution to a person or group that acquires 20% or more of the voting power of the outstanding Voting Stock of the Company. The Rights, however, should not interfere with any merger or other business combination approved by the Board prior to the time at which a person or group first becomes an Acquiring Person.